UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

THE DAVEY TREE EXPERT COMPANY

(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Davey Tree Expert Company held its Annual Meeting of Shareholders on May 17, 2011 (the “Annual Meeting”). At the Annual Meeting, there were 10,646,656 shares represented to vote either in person or by proxy, which represented a quorum. For more information on the following proposals, see the Company’s Proxy Statement dated April 15, 2011 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The final results of voting and the actions considered were as follows:

Proposal One – Set the Number of Directors at Nine

For	10,541,818
Withheld	81,896
Abstentions	22,942
Broker Nonvotes	-

Proposal Two - Election of Directors

Nominees for director for the term expiring on the date of the Annual Meeting in 2014—All elected.

	Number of Shares
	For	Withheld	Abstentions	Broker Nonvotes
R. Douglas Cowan	10,583,316	63,340	-	-
J. Dawson Cunningham	10,594,521	52,135	-	-
Sandra W. Harbrecht	10,584,637	62,019	-	-

Directors whose terms in office as directors continued after the Annual Meeting were William J. Ginn, Douglas K. Hall, John E. Warfel and Karl J. Warnke.

Proposal Three – Advisory Vote on Executive Compensation

For	9,988,359
Withheld	426,468
Abstentions	231,829
Broker Nonvotes	-

Proposal Four – Advisory Vote Regarding Frequency of the Shareholder Advisory Vote on Executive Compensation

One Year	1,716,684
Two Years	361,302
Three Years	8,299,018
Abstentions	269,652
Broker Nonvotes	-

The Davey Tree Expert Company is required to hold an advisory vote on frequency at least once every six years. Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results, the Company currently intends to hold an advisory vote on compensation every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:  /s/ David E. Adante
David E. Adante
Executive Vice President, Chief Financial Officer and Secretary

Date:  May 20, 2011